Exhibit 99.1

CafePress Reports Results for First Quarter 2017

8% Year-over-Year Increase in Total Order Volume

 LOUISVILLE, Ky., May 2, 2017 - CafePress Inc. (NASDAQ: PRSS) today reported financial results for the three months ended March 31, 2017.
Management Commentary
"CafePress' first quarter was highlighted by an 8% year-over-year increase in total orders, which is our third consecutive quarter of year-over-year growth in volume. Our total revenue for the quarter was down 1% year-over-year due to the combination of an increasingly competitive online retail environment and more challenging comparisons from the Presidential primary season a year ago,” commented Fred Durham, Chief Executive Officer.

"CafePress is a leading destination for unique content and products that inspire meaningful connections. We are continuing to optimize the business and our technology, and are acutely focused on re-energizing our brand, merchandising, and customer experience. We recently began expanding our product line, adding even more high-quality, inspirational merchandise to our assortment. Our goal is to inspire human connection, and as the year progresses, we plan to give our customers even more ways to connect with others and express themselves through engaging merchandise," concluded Durham.

First Quarter 2017 Financial Highlights

•	Net revenue totaled $18.3 million, down 1% compared to $18.5 million in the first quarter of 2016.

•	Gross profit margin was 38.1% of net revenue, compared to 42.5% in the first quarter of 2016.

•	GAAP net loss was $(3.4) million, or $(0.20) per diluted share, compared to a net loss of $(3.0) million, or $(0.18) per diluted share, in the first quarter of 2016.

•
Non-GAAP Adjusted EBITDA was $(1.9) million, compared to Adjusted EBITDA of $(1.6) million in the first quarter of 2016. Prior year Non-GAAP Adjusted EBITDA benefited from a $0.3 million one-time reduction in commission expense.

•	Non-GAAP Cash Contribution margin was 23.5% of net revenue, compared to 28.3% in the first quarter of 2016.

•	At March 31, 2017, cash, cash equivalents, and short-term investments totaled $33.4 million, or approximately $2.01 per share.

First Quarter 2017 Operating Metrics

•	Orders totaled 0.6 million, an 8% year-over-year increase.

•	Average Order Value (AOV) was $31.59, an 8% year-over-year decline.

First Quarter 2017 Conference Call
Management will review the first quarter 2017 financial results on a conference call on Tuesday, May 2, 2017 at 5:00 p.m. Eastern Time. To participate on the live call, analysts and investors should dial 1-877-397-0272 or 719-325-4765 at least ten minutes prior to the call. CafePress will also offer a live and archived webcast of the conference call, accessible from the “Investors” section of the Company’s Web site at http://investor.cafepress.com/.
Non-GAAP Financial Information
This press release contains certain non-GAAP financial measures. Tables are provided at the end of this press release that reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include Adjusted EBITDA and cash contribution margin. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures, please see the information provided at the end of this press release.
To supplement the Company's consolidated financial statements presented on a GAAP basis, we believe that these non-GAAP measures provide useful information about the Company's core operating results and thus are appropriate to enhance the overall understanding of the Company's past financial performance and its prospects for the future. These adjustments to the Company's GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company's underlying operational results and trends and performance. Management uses these non-GAAP measures to evaluate the Company's financial results, develop budgets, manage expenditures, and determine employee compensation. The presentation of additional information is not meant to be considered in isolation or as a substitute for or superior to net income (loss) or net income (loss) per share determined in accordance with GAAP.
Notice Regarding Forward Looking Statements
Information set forth in this news release contains various "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 (the "Act") provides certain "safe harbor" provisions for forward-looking statements. All forward-looking statements are made pursuant to the Act.
The reader is cautioned that such forward-looking statements are based on information available at the time and/or management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Forward-looking statements speak only as of the date the statement was made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. Forward-looking statements are typically identified by the use of terms such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "might," "plan," "predict," "project," "seek," "should," "will," and similar words, although some forward-looking statements are expressed differently. Examples of forward-looking statements used in this press release include continuing to optimize the business and our technology and our plans to give our customers even more ways to connect with others and express themselves through engaging merchandise. Important factors that could cause actual results to differ materially from those discussed in the forward-looking statements include, among others, the following: the effect of global economic conditions, including any disruptions in the credit markets; a decrease in consumers' discretionary income; additional taxes and fees; the loss of key personnel; the effect (including possible increases in the cost of doing business) resulting from catastrophic events, including future war and terrorist activities or political uncertainties, or the impact of natural or other disasters on our operations and our ability to obtain insurance recoveries in respect of such losses (including losses related to business interruption); the impact of work stoppages and other labor problems on current and future operations; our ability to comply with governmental regulation and/or other legal obligations related to the privacy of personal information and other data, including the improper disclosure thereof; the impact of system failures or damage from natural disasters, power loss, telecommunications failures, cyber-attacks, or other unforeseen events; the impact of security breaches, computer viruses and hacking attacks on our business and operations; our ability to respond to rapid technological changes in a timely manner; our ability to prevent payment related risks, such as fraudulent use of credit or debit cards; our ability to maintain customer confidence in the integrity of our business; our ability to operate www.cafepress.com in an evolving and highly competitive market segment; our ability to secure new or ongoing content from third party partners; our ability to provide a high-quality customer experience with minimal programming errors, flows and/or technical difficulties; our ability to adequately protect our intellectual property; our ability to maintain or hire additional personnel; and the volatility of our stock price. For further information regarding the risks and uncertainties associated with the Company's business, and important factors that could cause the Company's actual results to vary materially from those expressed or implied in its forward-looking statements, please refer to the factors listed and described under the "Risk Factors" sections of the Company's documents filed from time to time with the U.S. Securities and Exchange Commission, including, but not limited to, the Company's quarterly reports on Form 10-Q, and the Company's Annual Report on Form 10-K, copies of which may be obtained at www.sec.gov.

About CafePress (PRSS):
CafePress is the world’s best online gift shop that has the perfect item for every passion. Our catalog of more than 1 billion uniquely designed products - ranging from apparel to drinkware and home décor - allows our customers to express themselves and connect with others by bringing passions to life through unique items. In addition, our interactive design tools allow customers to personalize items or create their own unique items. CafePress was founded in 1999 and is headquartered in Louisville, Kentucky. For more information, visit www.cafepress.com or connect with us on Facebook , Twitter , Pinterest or Instagram.

Media Relations:
CafePress Inc.
pr@cafepress.com
Investor Relations:
The Blueshirt Group
Whitney Kukulka
415-489-2187
whitney@blueshirtgroup.com

CafePress Inc.
Condensed Consolidated Statement of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2017	2016 (As Revised)
Net revenue	$18,289	$18,519
Cost of net revenue	11,328	10,643
Gross profit	6,961	7,876
Operating expense:
Sales and marketing	4,410	5,053
Technology and development	2,976	3,184
General and administrative	2,957	2,636
Total operating expense	10,343	10,873
Loss from operations	(3,382)	(2,997)
Interest income	42	33
Interest expense	(6)	(14)
Other expense, net	(26)	(5)
Loss before income taxes	(3,372)	(2,983)
Provision (benefit) for income taxes	1	(2)
Net loss	(3,373)	(2,981)
Net loss per share of common stock:
Basic	$(0.20)	$(0.18)
Diluted	$(0.20)	$(0.18)
Shares used in computing net loss per share of common stock:
Basic	16,639	16,761
Diluted	16,639	16,761

CafePress Inc.
Condensed Consolidated Balance Sheet
(In thousands, except par value amounts)
(Unaudited)

	March 31, 2017	December 31, 2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$11,852	$19,980
Short-term investments	21,576	23,808
Accounts receivable	639	1,288
Inventory, net	2,662	3,119
Deferred costs	827	798
Prepaid expenses and other current assets	2,166	2,310
Total current assets	39,722	51,303
Property and equipment, net	11,159	10,936
Other assets	665	681
TOTAL ASSETS	$51,546	$62,920

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,356	$1,803
Accrued royalties payable	1,996	3,623
Accrued liabilities	5,556	11,765
Deferred revenue	781	748
Capital lease obligation, current	200	347
Total current liabilities	9,889	18,286
Other long-term liabilities	201	166
TOTAL LIABILITIES	10,090	18,452
Commitments and Contingencies
Stockholders’ Equity:
Preferred stock, $0.0001 par value: 10,000 shares authorized as of March 31, 2017 and December 31, 2016; none issued and outstanding	—	—
Common stock, $0.0001 par value: 500,000 shares authorized and 16,672 and 16,643 shares issued and outstanding as of March 31, 2017 and December 31, 2016, respectively	2	2
Additional paid-in capital	100,334	99,756
Accumulated deficit	(58,880)	(55,290)
TOTAL STOCKHOLDERS’ EQUITY	41,456	44,468
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$51,546	$62,920

CafePress Inc.
Condensed Consolidated Statement of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Cash Flows from Operating Activities:
Net loss	$(3,373)	$(2,981)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,055	1,108
Loss on disposal of fixed assets	10	3
Stock-based compensation	419	278
Deferred income taxes	—	(1)
Changes in operating assets and liabilities:
Accounts receivable	649	127
Inventory	457	476
Prepaid expenses and other current assets	161	32
Other assets	(30)	7
Accounts payable	(447)	(2,848)
Accrued royalties payables	(1,627)	(1,821)
Accrued and other liabilities	(6,420)	(4,198)
Deferred revenue	33	(62)
Net cash used in operating activities	(9,113)	(9,880)
Cash Flows from Investing Activities:
Purchase of short-term investments	(2,232)	(4,216)
Proceeds from maturities of short-term investments	4,464	—
Purchase of property and equipment	(454)	(664)
Capitalization of software and website development costs	(591)	(465)
Proceeds from disposal of fixed assets	3	10
Net cash provided by (used in) investing activities	1,190	(5,335)
Cash Flows from Financing Activities:
Principal payments on capital lease obligations	(147)	(138)
Proceeds from exercise of common stock options	—	5
Repurchases of common stock	(58)	(176)
Net cash used in financing activities	(205)	(309)
Net decrease in cash and cash equivalents	(8,128)	(15,524)
Cash and cash equivalents — beginning of period	19,980	32,663
Cash and cash equivalents — end of period	$11,852	$17,139
Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$24	$14
Income taxes paid during the period	—	17
Non-cash Investing and Financing Activities:
Accrued purchases of property and equipment	$246	$539

Stock-based compensation is allocated as follows (unaudited):

	Three Months Ended March 31,
	2017	2016
Cost of net revenue	$4	$24
Sales and marketing	25	59
Technology and development	9	29
General and administrative	381	166
Total stock-based compensation expense	$419	$278

CafePress Inc.
Reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Net loss	$(3,373)	$(2,981)
Non-GAAP adjustments:
Interest and other income	(10)	(14)
Provision (benefit) from income taxes	1	(2)
Depreciation and amortization	1,055	1,108
Stock-based compensation	419	278
Adjusted EBITDA*	$(1,908)	$(1,611)

*
Adjusted EBITDA is a non-GAAP financial measure which we define as net income (loss) less interest and other income (expense), provision for (benefit from) income taxes, depreciation and amortization, stock-based compensation, impairment charges, and restructuring costs.

CafePress Inc.
Definition of Non-GAAP Cash Contribution Margin
(In thousands)
(Unaudited)

Cash contribution margin (a non-GAAP financial measure that we reconcile to “Gross profit” in our consolidated statements of operations) consists of gross profit plus stock-based compensation and depreciation and amortization included in cost of net revenue less variable sales and marketing expense. In addition, variable sales and marketing expense includes platform fees paid to third-party websites selling our products. Previously, these fees were presented as a reduction to net revenue when the fees should have been presented as sales and marketing expense. Finally, our definition of variable sales and marketing expense was updated to include fees we pay third parties to manage our keyword advertising spend. The prior year amounts were reclassified to conform to this presentation.

	Three Months Ended March 31,
	2017		2016
Net revenue as previously reported	$18,289	100.0%	$18,078	100.0%
Revision	—	—	441	—
Net revenue as revised	18,289	100.0	18,519	100.0
Cost of net revenue	11,328	61.9	10,643	57.5
Gross profit as previously reported	6,961	38.1	7,435	41.1
Revision	—	—	441	1.4
Gross profit as revised	6,961	38.1	7,876	42.5
Non-GAAP adjustments:
Add: Stock-based compensation	4	—	24	0.1
Add: Depreciation and amortization	422	2.3	560	3.1
Less: Variable sales and marketing costs as previously reported	(3,084)	(16.9)	(2,580)	(14.3)
Revision	—	—	(642)	(3.1)
Less: Variable sales and marketing costs as revised	(3,084)	(16.9)	(3,222)	(17.4)
Contribution margin as previously reported	4,303	23.5	4,879	27.0
Revision	—	—	359	1.3
Cash contribution margin as revised	$4,303	23.5%	$5,238	28.3%

CafePress Inc.
User Metrics Disclosure
(Unaudited)

	Three Months Ended March 31,
	2017	2016	% Change
Orders	580,075	535,170	8.4%
Average Order Value	$31.59	$34.50	(8.4)%